SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 14, 1997

                               KNIGHT-RIDDER, INC.
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             (Exact name of registrant as specified in its charter)


            Florida                     1-7553               38-0723657
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(State or other jurisdiction of      (Commission          (I.R.S. Employer
         incorporation)               File Number)       Identification No.)


    One Herald Plaza, Miami, Florida                             33132
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:           (305) 376-3800
                                                          ----------------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)


                                Page 1 of 7 Pages

Item 2.  Disposition of Assets.

On November 14, 1997, Knight-Ridder Business Information Services, Inc. (KRBIS), a wholly-owned subsidiary of Knight-Ridder, Inc. (KRI), completed the sale of all of the outstanding stock of Knight-Ridder Information, Inc. (KRII) and Knight-Ridder Information AG (KRIAG), both of which are indirect wholly-owned subsidiaries of KRI, to M.A.I.D. plc for $420 million in cash, subject to a working capital purchase price adjustment which, at the closing, was estimated to require an additional $15 million payment to KRI. In addition, KRI has guaranteed the obligations of KRBIS under the Stock Purchase Agreement.

Item 7.  Financials and Exhibits.


b.   Pro Forma Financial Information

KRII and KRIAG were previously included in the Business Information Services
(BIS) segment, which was discontinued in April 1997. Once that decision was made, related results of operations (including all revenue, expense and related taxes) were reclassified and reported "net" under discontinued operations captions in the consolidated statements of income.

Because there are a limited number of pro forma adjustments which affect the condensed consolidated statements of income, a narrative description of their effects is furnished in lieu of pro forma condensed consolidated statements of income. The narrative below outlines the effects of the sale as if it had occurred at the beginning of each period. Tabular pro forma condensed consolidated balance sheets, along with accompanying notes, are presented as if the sale had occurred at the end of the periods presented. The pro forma effects and adjustments were determined based on available information and based on certain allocations that KRI believes are reasonable. The pro forma financial information does not purport to represent what KRI's actual results of operations would have been had the sale occurred at the beginning of the periods presented and may not be indicative of KRI's financial position or operating results for any future date or period.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Had the sale occurred as of the beginning of fiscal 1996 or fiscal 1997, net income/(loss) from discontinued BIS operations, net of applicable income taxes, would not have materially changed in 1996 and the entire reported net loss for the three quarters ended September 28, 1997 of $0.7 million would have been eliminated. Also, net income for the year ended December 29, 1996 would have increased by $33.6 million from $267.9 million to $301.5 million, while net income for the three quarters ended September 28, 1997 would have increased by $27.1 million from $310.0 million to $337.1 million. The effect on net income represents the pro forma after tax effects of eliminating the losses from the discontinued KRII and KRIAG operations, the estimated gain on the sale of that business ($22.2 million in 1996 and $17.4 million in 1997) and a reduction of interest expense ($11.4 million for 1996 and $9.0 million for 1997) resulting from applying the after tax net cash proceeds of the sale of KRII and KRIAG towards the reduction of debt.


                                Page 2 of 7 Pages

KNIGHT-RIDDER, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(IN THOUSANDS OF DOLLARS)
                                                          KNIGHT-RIDDER
                                                               INC.
                                                          SEPTEMBER 28,      PRO FORMA          ADJUSTED
                                                              1997          ADJUSTMENTS         PRO FORMA
                                                        ----------------   --------------     -------------
ASSETS
      Cash, including  short-term  cash  investments    $         35,849   $      (14,718)A   $      21,131
      Accounts  receivable                                       414,323          (59,863)A         354,460
      Inventories                                                 59,029             (406)A          58,623
      Prepaid expense                                             29,906          (10,016)A          19,890
      Other  current  assets                                      46,268           (1,070)A          45,198
                                                        ----------------   --------------     -------------
             Total  Current  Assets                              585,375          (86,073)          499,302
                                                        ----------------   --------------     -------------

      Investments and other assets                               371,157                            371,157

      Net assets of discontinued BIS operations                  321,155         (321,155)A

      Property,  plant  and  equipment, net                    1,038,942                          1,038,942

      Goodwill and other intangible assets, net                2,327,394                          2,327,394
                                                        ----------------   --------------     -------------
             Total                                      $      4,644,023   $     (407,228)    $   4,236,795
                                                        ================   ==============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY

      Current liabilities                                        605,269          (59,395)A         615,266
                                                                                   30,579 B
                                                                                   38,813 B
                                                        ----------------   --------------     -------------
             Total  Current  Liabilities                         605,269            9,997           615,266


      Noncurrent liabilities                                   2,343,432         (434,626)C       1,908,806

      Minority interests in consolidated subsidiaries              2,002                              2,002

      Shareholders' Equity
         Preferred stock                                           1,755                              1,755
         Common stock                                              1,789                              1,789
         Additional capital                                      927,638                            927,638
         Retained earnings                                       762,138           17,401 D         779,539
                                                        ----------------   --------------     -------------
             Total Shareholders' Equity                        1,693,320           17,401         1,710,721
                                                        ----------------   --------------     -------------

             Total                                      $      4,644,023   $     (407,228)    $   4,236,795
                                                        ================   ==============     =============

See accompanying notes.

KNIGHT-RIDDER, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(IN THOUSANDS OF DOLLARS)
                                                           KNIGHT-RIDDER
                                                                INC.
                                                            DECEMBER 29,        PRO FORMA             ADJUSTED
                                                                1996            ADJUSTMENTS           PRO FORMA
                                                         ----------------     --------------      ----------------
ASSETS
     Cash, including  short-term  cash  investments     $          22,880     $       (8,800)A    $         14,080
     Accounts  receivable                                         356,079            (56,083)A             299,996
     Inventories                                                   42,941               (579)A              42,362
     Prepaid expense                                               90,314             (8,122)A              82,192
     Other  current  assets                                        53,513             (1,020)A              52,493
                                                        -----------------     --------------      ----------------
              Total  Current  Assets                              565,727            (74,604)              491,123
                                                        -----------------     --------------      ----------------

     Investments and other assets                                 465,676                                  465,676

     Net assets of discontinued BIS operations                    325,319           (325,319)A

     Property, plant  and  equipment, net                         870,187                                  870,187

     Goodwill and other intangible assets, net                    636,882                                  636,882

                                                        -----------------     --------------      ----------------
              Total                                     $       2,863,791     $     (399,923)     $      2,463,868
                                                        =================     ==============      ================

LIABILITIES AND SHAREHOLDERS' EQUITY

     Current liabilities                                          544,570            (51,655)A             557,027
                                                                                      30,579 B
                                                                                      33,533 B
                                                        -----------------     --------------      ----------------
              Total  Current  Liabilities                         544,570             12,457               557,027


     Noncurrent liabilities                                     1,185,666           (434,626)C             751,040

     Minority interests in consolidated subsidiaries                2,047                                    2,047

     Shareholders' Equity
         Common stock                                               1,945                                    1,945
         Additional capital                                       308,320                                  308,320
         Retained earnings                                        819,572             22,246 D             841,818
         Unrealized gains on investments                            1,671                                    1,671
                                                        -----------------     ---------------     ----------------
              Total Shareholders' Equity                        1,131,508             22,246             1,153,754
                                                        -----------------     ---------------     ----------------

              Total                                     $       2,863,791     $     (399,923)     $      2,463,868
                                                        =================     ==============      ================

See accompanying notes.

KNIGHT-RIDDER, INC.
NOTES TO PRO FORMA BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS OF DOLLARS)

NOTE A - PRO FORMA ADJUSTMENTS

CONDENSED CONSOLIDATED  BALANCE SHEET AT SEPTEMBER 28, 1997

A.  To eliminate the carrying value of KRII and KRIAG.

B. To record $30.6 million of liabilities incurred or assumed and income taxes payable of $38.8 million relating to the sale of KRII and KRIAG.

C. To record the use of proceeds to reduce long term borrowings by $434.6 million. These proceeds will be temporarily invested until such time that related debt can be reduced.

D.  To record the after-tax gain on the sale of KRII and KRIAG.


CONDENSED CONSOLIDATED  BALANCE SHEET AT DECEMBER 29, 1996

A.  To eliminate the carrying value of KRII and KRIAG.

B. To record $30.6 million of liabilities incurred or assumed and income taxes payable of $33.5 million relating to the sale of KRII and KRIAG.

C. To record the use of proceeds to reduce long term borrowings by $434.6 million. These proceeds will be temporarily invested until such time that related debt can be reduced.

D.  To record the after-tax gain on the sale of KRII and KRIAG.


NOTE B - HISTORICAL FINANCIAL STATEMENTS

As of September 28, 1997, approximately $8 million of deferred income taxes were reclassified to net assets of discontinued BIS operations since they relate to operations that were discontinued.


                                Page 5 of 7 Pages

c.       Exhibits

         The Stock Purchase Agreement between Knight-Ridder Business Information Services, Inc. and M.A.I.D. plc dated as of October 1, 1997 was filed with the Securities and Exchange Commission as an exhibit to KRI's Form 10-Q dated September 28, 1997. It is incorporated herein by reference.





                                Page 6 of 7 Pages

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: November 26, 1997




                                     KNIGHT-RIDDER, INC.

                                     (Registrant)



                                      By: /s/ Gary R. Effren
                                         ---------------------------------------
                                              Gary R. Effren
                                              Vice President/Controller
                                              (Chief Accounting Officer and Duly
                                              Authorized Officer of Registrant)





                                Page 7 of 7 Pages